Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER FINANCIAL RESULTS; FOR THE FIRST TIME SALES OF ELECTRONICS & OTHER GENERAL MERCHANDISE SURPASS $1.8 BILLION AND COMPRISE 25% OF TOTAL SALES OVER THE PAST YEAR

SEATTLE—(BUSINESS WIRE)—April 26, 2005—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2005.

Operating cash flow grew 33% to $523 million for the trailing twelve months, compared with $393 million for the trailing twelve months ended March 31, 2004. Free cash flow grew 21% to $417 million for the trailing twelve months, compared with $344 million for the trailing twelve months ended March 31, 2004.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 434 million at March 31, 2005, compared with 432 million a year ago.

Net sales increased 24% to $1.90 billion in the first quarter, compared with $1.53 billion in first quarter 2004. Excluding the $30 million benefit from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 22% compared with first quarter 2004.

Operating income declined 2% to $108 million in the first quarter, compared with $110 million in first quarter 2004. As previously announced, the Company chose to adopt SFAS 123(R), the new accounting rules on stock-based compensation, earlier than required, effective January 1, 2005. Excluding the $14 million impact due to this adoption, operating income would have grown 10% to $122 million. Operating income benefited by $3 million from year-over-year changes in foreign exchange rates throughout the quarter.

Net income was $78 million in the first quarter, or $0.18 per diluted share, compared with net income of $111 million, or $0.26 per diluted share, in first quarter 2004. Net income for the first quarter includes $56 million in income tax expense, compared with a $2 million income tax benefit in first quarter 2004. First quarter also includes a $26 million gain for the cumulative effect of a change in accounting principle related to the Company’s early adoption of SFAS 123(R).

“We’re seeing especially heavy use of Amazon Prime in Electronics, Tools, Kitchen, and Health & Personal Care,” said Jeff Bezos, founder and CEO of Amazon.com. “For $79 a year, Amazon Prime members get ‘all-you-can-eat’ free express shipping. Getting your items right away changes the way you use and think about Amazon.com.”

Amazon Prime, Amazon.com’s first-ever membership program, was introduced February 2005. For a flat membership fee of $79 per year, Amazon Prime members get unlimited, express two-day shipping for free, with no minimum purchase requirement on over a million eligible items sold by Amazon.com. Members can order as late as 6:30 p.m. ET and still get their order the next day for only $3.99 per item, and can share the benefits of Amazon Prime with up to four family members living in their household.

Highlights

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $1.03 billion, up 21% from first quarter 2004. Segment operating income decreased 13% to $66 million in first quarter 2005 from $76 million in first quarter 2004.

•	North America Media growth was 17% in the first quarter, compared with 16% in first quarter 2004.

•	International segment sales, representing the Company’s U.K., German, French, Japanese and Chinese sites, were $875 million, up 28% compared with first quarter 2004. Excluding the benefit from year-over-year changes in foreign exchange rates throughout the quarter, net sales growth was 24%. Segment operating income increased 51% to $62 million from $41 million in first quarter 2004.

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•	On a trailing twelve month basis, International segment sales accounted for 45% of worldwide net sales, up from 40% for the trailing twelve months ended March 31, 2004.

•	Worldwide Electronics & other general merchandise sales grew 45% to $481 million, and represented 25% of net sales, compared with 22% for first quarter 2004.

•	The Company has received 700,000 pre-orders for Harry Potter and the Half Blood Prince, the sixth book in J.K. Rowling’s epic Harry Potter series. Amazon.com is offering its U.S. customers guaranteed delivery of the book on the release date, Saturday July 16, 2005, for the same price as standard shipping, with free delivery for Amazon Prime members.

•	Amazon Services Europe and leading U.K. retailer Marks & Spencer announced an agreement for Amazon to host and provide the technology behind the Marks & Spencer branded website and its in-store and telephone ordering and customer services systems.

•	A9.com, a subsidiary of Amazon.com, launched A9.com OpenSearch, a collection of technologies built on top of popular open standards to allow content providers to publish their search results in a format suitable for syndication. OpenSearch enables content providers’ results to be displayed anywhere, anytime. Any site that has content—and a search box—can choose to return results on A9.com using OpenSearch RSS. Customers can now view search results from The New York Times, Flickr, Wikipedia and over 150 other content providers at www.a9.com.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 26, 2005. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.

Second Quarter 2005 Guidance

•	Net sales are expected to be between $1.675 billion and $1.825 billion, or grow between 21% and 32%, compared with second quarter 2004.

•	Operating income is expected to be between $50 million and $80 million, or decline between (42%) and (7%), compared with second quarter 2004. This guidance includes stock-based compensation of $35 million, including the impact from the Company’s January 1, 2005 early adoption of SFAS 123(R), and assumes, among other things, that no additional intangible assets are recorded and that there are no further revisions to restructuring-related estimates.

Full Year 2005 Expectations

•	Net sales are expected to be between $8.175 billion and $8.675 billion, or grow between 18% and 25%, compared with 2004.

•	Operating income is expected to be between $395 million and $510 million, or between (10%) and 16% growth, compared with 2004. This expectation includes stock-based compensation of $115 million, including the impact from the Company’s January 1, 2005 early adoption of SFAS 123(R), and assumes, among other things, that no additional intangible assets are recorded and that there are no further revisions to restructuring-related estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of

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inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant indebtedness, system interruptions, consumer trends, limited operating history, government regulation and taxation, fraud, and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, and all subsequent filings.

Financial Measure

The following measure is defined by the Securities and Exchange Commission as a non-GAAP financial measure.

Free Cash Flow

Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets, including internal-use software and website development. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

About Amazon.com

Amazon.com (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. Amazon.com and third-party sellers offer millions of unique new, refurbished, and used items in categories such as health and personal care, jewelry and watches, gourmet food, sports and outdoors, apparel and accessories, books, music, DVDs, electronics and office, toys and baby, and home and garden.

Amazon.com and its affiliates operate seven retail websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.joyo.com.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc. and its subsidiaries, unless the context indicates otherwise.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,303	$1,102	$769	$496

OPERATING ACTIVITIES:
Net income	78	111	555	157
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	28	18	86	73
Stock-based compensation	19	7	70	68
Other operating expense (income)	1	—	(7)	1
Losses (gains) on sales of marketable securities, net	—	(1)	1	(7)
Remeasurements and other	(14)	(20)	8	88
Non-cash interest expense and other	1	1	5	6
Deferred income taxes	50	(7)	(200)	(6)
Cumulative effect of change in accounting principle	(26)	—	(26)	—
Changes in operating assets and liabilities:
Inventories	72	13	(110)	(94)
Accounts receivable, net and other current assets	10	14	(6)	(12)
Accounts payable	(425)	(256)	117	138
Accrued expenses and other current liabilities	(31)	(71)	24	(11)
Additions to unearned revenue	29	23	115	102
Amortization of previously unearned revenue	(25)	(24)	(107)	(108)
Interest payable	(61)	(58)	(2)	(2)

Net cash provided by (used in) operating activities	(294)	(250)	523	393

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(26)	(9)	(106)	(49)
Sales and maturities of marketable securities and other investments	348	570	1,205	1,174
Purchases of marketable securities	(504)	(505)	(1,583)	(807)
Proceeds from sale of subsidiary	—	—	—	5
Acquisitions, net of cash acquired	(15)	—	(86)	—

Net cash provided by (used in) investing activities	(197)	56	(570)	323

FINANCING ACTIVITIES:
Proceeds from exercises of stock options and other	9	15	55	140
Repayments of long-term debt and capital lease obligations	(265)	(156)	(267)	(648)

Net cash used in financing activities	(256)	(141)	(212)	(508)

Foreign-currency effect on cash and cash equivalents	(23)	2	23	65

Net increase (decrease) in cash and cash equivalents	(770)	(333)	(236)	273

CASH AND CASH EQUIVALENTS, END OF PERIOD	$533	$769	$533	$769

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$—	$1	$1	$3
Cash paid for interest	84	86	106	122
Cash paid for income taxes	3	—	7	2

Note: The attached “Financial and Operational Summary” is an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net sales	$1,902	$1,530
Cost of sales	1,444	1,169

Gross profit	458	361

Operating expenses (1):
Fulfillment	166	129
Marketing	45	34
Technology and content	92	58
General and administrative	46	30
Other operating expense	1	—

Total operating expenses	350	251

Income from operations	108	110

Interest income	9	6
Interest expense	(26)	(28)
Other income, net	3	1
Remeasurements and other	14	20

Total non-operating income (expense)	—	(1)

Income before income taxes	108	109

Provision (benefit) for income taxes	56	(2)

Income before cumulative effect of change in accounting principle	52	111

Cumulative effect of change in accounting principle	26	—

Net income	$78	$111

Basic earnings per share:
Prior to cumulative effect of change in accounting principle	$0.13	$0.28
Cumulative effect of change in accounting principle	0.06	—

	$0.19	$0.28

Diluted earnings per share:
Prior to cumulative effect of change in accounting principle	$0.12	$0.26
Cumulative effect of change in accounting principle	0.06	—

	$0.18	$0.26

Weighted average shares used in computation of earnings per share:
Basic	410	404

Diluted	423	425

(1) Includes stock-based compensation as follows:
Fulfillment	$4	$1
Marketing	1	1
Technology and content	10	3
General and administrative	4	2

	$19	$7

Note: The attached “Financial and Operational Summary” is an integral part of the press release financial statements.

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AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2005	2004
North America
Net sales	$1,027	$847
Cost of sales	748	621

Gross profit	279	226
Direct segment operating expenses (1)	213	150

Segment operating income	66	76

International
Net sales	875	683
Cost of sales	696	548

Gross profit	179	135
Direct segment operating expenses (1)	117	94

Segment operating income	62	41

Consolidated
Net sales	1,902	1,530
Cost of sales	1,444	1,169

Gross profit	458	361
Direct segment operating expenses	330	244

Segment operating income	128	117
Stock-based compensation	(19)	(7)
Other operating expense	(1)	—

Income from operations	108	110
Total non-operating income (expense), net	—	(1)
Provision for income taxes	(56)	2
Cumulative effect of change in accounting principle	26	—

Net income	$78	$111

Segment Highlights:
Y/Y net sales growth:
North America	21%	20%
International	28	80
Consolidated	24	41
Y/Y gross profit growth:
North America	23%	21%
International	33	61
Consolidated	27	33
Y/Y segment operating income growth:
North America	(13)%	46%
International	51	163
Consolidated	10	73
Net sales mix:
North America	54%	55%
International	46	45

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

Note: The attached “Financial and Operational Summary” is an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2005	2004
North America
Media	$699	$599
Electronics and other general merchandise	282	224
Other	46	24

	1,027	847

International
Media	675	576
Electronics and other general merchandise	199	107
Other	1	—

	875	683

Consolidated
Media	1,374	1,175
Electronics and other general merchandise	481	331
Other	47	24

	$1,902	$1,530

Y/Y Net Sales Growth:
North America:
Media	17%	16%
Electronics and other general merchandise	25	33
Other	96	23

International:
Media	17%	62%
Electronics and other general merchandise	86	368
Other	74	65

Consolidated:
Media	17%	35%
Electronics and other general merchandise	45	74
Other	95	23

Consolidated Net Sales Mix:
Media	72%	77%
Electronics and other general merchandise	25	22
Other	3	1

Note: The attached “Financial and Operational Summary” is an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$533	$1,303	$769
Marketable securities	618	476	229

Cash, cash equivalents, and marketable securities	1,151	1,779	998
Inventories	403	480	282
Deferred tax assets, current portion	68	81	1
Accounts receivable, net and other current assets	171	199	125

Total current assets	1,793	2,539	1,406

Fixed assets, net	245	246	218
Deferred tax assets, long-term portion	239	282	7
Goodwill	149	139	69
Other assets	46	42	39

Total assets	$2,472	$3,248	$1,739

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$704	$1,142	$568
Accrued expenses and other current liabilities	309	361	245
Unearned revenue	45	41	37
Interest payable	13	74	14
Current portion of long-term debt and other	2	2	2

Total current liabilities	1,073	1,620	866

Long-term debt and other	1,561	1,855	1,778

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value: Authorized shares — 500 Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value: Authorized shares — 5,000 Issued and outstanding shares — 411, 410 and 405 shares	4	4	4
Additional paid-in capital	2,118	2,123	1,921
Accumulated other comprehensive income	24	32	33
Accumulated deficit	(2,308)	(2,386)	(2,863)

Total stockholders’ deficit	(162)	(227)	(905)

Total liabilities and stockholders’ deficit	$2,472	$3,248	$1,739

Note: The attached “Financial and Operational Summary” is an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Y/Y% Change
Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$393	$410	$490	$567	$523	33%

Purchase of fixed assets (incl. internal-use software & website development) — TTM	$49	$56	$70	$89	$106	116%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$344	$354	$420	$477	$417	21%

Common shares and stock-based awards outstanding	432	434	434	434	434	< 1%
Common shares outstanding	405	407	407	410	411	1%
Stock-based awards outstanding	27	27	27	25	24	(14)%
Stock-based awards outstanding — % of common shares outstanding	6.8%	6.7%	6.6%	6.0%	5.7%	N/A

Results of Operations

Worldwide (WW) net sales	$1,530	$1,387	$1,462	$2,541	$1,902	24%
WW net sales — Y/Y growth, excluding the effect of foreign exchange rates	33.2%	21.9%	23.9%	26.2%	22.3%	N/A
WW net sales — TTM	$5,710	$5,998	$6,326	$6,921	$7,292	28%

Gross profit	$361	$341	$356	$544	$458	27%
Gross margin — % of WW net sales	23.6%	24.6%	24.3%	21.4%	24.1%	N/A
Gross profit — TTM	$1,347	$1,415	$1,484	$1,602	$1,700	26%
Gross margin — TTM% of WW net sales	23.6%	23.6%	23.5%	23.1%	23.3%	N/A

Fulfillment costs, excluding stock-based compensation — % of WW net sales	8.3%	8.8%	9.3%	8.0%	8.6%	N/A
Fulfillment costs, excluding stock-based compensation — TTM% of WW net sales	8.8%	8.6%	8.6%	8.5%	8.6%	N/A

Operating income	$110	$86	$81	$162	$108	(2)%
Operating margin — % of WW net sales	7.2%	6.2%	5.6%	6.4%	5.7%	N/A
Operating income — TTM	$342	$386	$416	$440	$438	28%
Operating margin — TTM% of WW net sales	6.0%	6.4%	6.6%	6.4%	6.0%	N/A

Net income *	$111	$76	$54	$347	$78	(30)%
Net income per diluted share *	$0.26	$0.18	$0.13	$0.82	$0.18	(29)%
Net income — TTM *	$157	$276	$315	$588	$555	255%
Net income per diluted share — TTM *	$0.37	$0.65	$0.74	$1.39	$1.31	253%

Segments

North America segment:
Net sales	$847	$792	$816	$1,392	$1,027	21%
Net sales — Y/Y growth, excluding the effect of foreign exchange rates	19.9%	12.7%	15.0%	21.8%	21.1%	N/A
Net sales — TTM	$3,401	$3,490	$3,597	$3,847	$4,027	18%
Gross profit	$226	$220	$223	$355	$279	23%
Gross margin — % of North America net sales	26.7%	27.7%	27.4%	25.5%	27.2%	N/A
Gross profit — TTM	$906	$935	$958	$1,024	$1,077	19%
Gross margin — TTM% of North America net sales	26.6%	26.8%	26.6%	26.6%	26.7%	N/A
Operating income	$76	$66	$57	$122	$66	(13)%
Operating margin — % of North America net sales	8.9%	8.3%	7.0%	8.8%	6.4%	N/A
Operating income — TTM	$307	$318	$313	$321	$311	1%
Operating margin — TTM% of North America net sales	9.0%	9.1%	8.7%	8.3%	7.7%	N/A

International segment:
Net sales	$683	$595	$646	$1,149	$875	28%
Net sales — Y/Y growth, excluding the effect of foreign exchange rates	57.9%	38.1%	38.9%	32.5%	23.8%	N/A
Net sales — TTM	$2,310	$2,508	$2,729	$3,074	$3,265	41%
Net sales — TTM% of WW net sales	40.5%	41.8%	43.1%	44.4%	44.8%	N/A
Gross profit	$135	$121	$132	$190	$179	33%
Gross margin — % of International net sales	19.8%	20.4%	20.5%	16.5%	20.5%	N/A
Gross profit — TTM	$442	$479	$527	$578	$623	41%
Gross margin — TTM% of International net sales	19.1%	19.1%	19.3%	18.8%	19.1%	N/A
Operating income	$41	$35	$38	$55	$62	51%
Operating margin — % of International net sales	6.1%	5.9%	5.8%	4.8%	7.2%	N/A
Operating income — TTM	$104	$126	$153	$169	$190	83%
Operating margin — TTM% of International net sales	4.5%	5.0%	5.6%	5.5%	5.8%	N/A

Note: The attached “Financial and Operational Summary” is an integral part of this Supplemental Financial Information and Business Metrics.

*	Q4 2004 net income includes a $244 million benefit from realizing a deferred tax asset related primarily to net operating loss carryforwards attributable to continuing operations; Q1 2005 net income includes a $56 million tax expense primarily due to taxable income resulting from the transfer of certain assets from U.S. to international locations.

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days, and employee data)

(unaudited)

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Y/Y% Change
Segments (continued)

Consolidated segments:
Operating expenses	$244	$240	$261	$367	$330	35%
Operating expenses — TTM	$937	$970	$1,019	$1,112	$1,198	28%
Operating income	$117	$101	$95	$177	$128	10%
Operating margin — % of consolidated sales	7.6%	7.3%	6.5%	7.0%	6.8%	N/A
Operating income — TTM	$411	$444	$466	$490	$502	22%
Operating margin — TTM % of consolidated net sales	7.2%	7.4%	7.4%	7.1%	6.9%	N/A

Supplemental North America Segment Net Sales:
Media	$599	$542	$564	$885	$699	17%
Media — TTM	$2,351	$2,394	$2,455	$2,589	$2,690	14%
Electronics and other general merchandise	$224	$226	$229	$449	$282	25%
Electronics and other general merchandise — TTM	$935	$983	$1,031	$1,128	$1,185	27%
Electronics and other general merchandise — TTM % of North America net sales	27%	28%	29%	29%	29%	N/A
Other	$24	$25	$24	$58	$46	96%
Other — TTM	$115	$113	$111	$130	$153	33%

Supplemental International Segment Net Sales:
Media	$576	$496	$530	$911	$675	17%
Media — TTM	$2,000	$2,129	$2,285	$2,513	$2,612	31%
Electronics and other general merchandise	$107	$99	$116	$237	$199	86%
Electronics and other general merchandise — TTM	$309	$377	$442	$558	$651	111%
Electronics and other general merchandise — TTM % of International net sales	13%	15%	16%	18%	20%	N/A
Other	$0	$1	$0	$1	$1	74%
Other — TTM	$1	$2	$2	$2	$3	96%

Supplemental Worldwide Net Sales:
Media	$1,175	$1,037	$1,094	$1,796	$1,374	17%
Media — TTM	$4,351	$4,523	$4,740	$5,102	$5,302	22%
Electronics and other general merchandise	$331	$325	$344	$686	$481	45%
Electronics and other general merchandise — TTM	$1,244	$1,360	$1,474	$1,686	$1,835	48%
Electronics and other general merchandise — TTM % of WW net sales	22%	23%	23%	24%	25%	N/A
Other	$24	$25	$24	$59	$47	95%
Other — TTM	$116	$115	$113	$133	$156	34%

Balance Sheet

Cash and marketable securities	$998	$1,151	$1,185	$1,779	$1,151	15%

Inventory, net — ending	$282	$284	$357	$480	$403	43%
Inventory — average inventory % of TTM net sales	4.1%	4.3%	4.6%	4.9%	5.0%	N/A
Inventory turnover, average — TTM	18.7	17.9	16.6	15.7	15.5	(17)%

Fixed assets, net	$218	$216	$227	$246	$245	13%

Accounts payable days — ending	44	51	57	53	44	(1)%

Other

Employees (full-time and part-time; excludes contractors & temporary personnel)	8,100	8,200	8,800	9,000	9,400	16%

Note: The attached “Financial and Operational Summary” is an integral part of this Supplemental Financial Information and Business Metrics.

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Amazon.com, Inc.

Financial and Operational Summary

(unaudited)

Quarterly Results of Operations (comparisons are with the equivalent period of the prior year, unless otherwise stated)

Net Sales

•	Shipping revenue, which excludes amounts earned from third-party sellers where we don’t provide fulfillment services, was $108 million, up 15% from $94 million.

•	Amounts paid in advance for subscription services, including amounts received from online DVD rentals, Amazon Prime, and other membership programs, are deferred and recognized as revenue over the subscription terms.

•	Amounts earned from third-party sales on our websites are recorded as net amounts.

Cost of Sales

•	Cost of sales consists of the purchase price of products sold by us, inbound and outbound shipping charges, packaging supplies, and costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses, such as Toysrus.com and Target.com.

•	Outbound shipping-related costs totaled $163 million, up 19% from $137 million. Net shipping loss was $55 million, up 29% from a net loss of $43 million, resulting primarily from our free shipping offers and Amazon Prime.

Operating Expenses

•	Depreciation and amortization of fixed assets was $22 million, up from $17 million and is classified within the corresponding operating expense categories.

•	As previously announced, we chose to early adopt SFAS 123(R), the new accounting rules on stock-based compensation, effective January 1, 2005. Stock-based compensation increased $12 million to $19 million, including the $14 million impact from our early adoption of SFAS 123(R). Stock-based compensation would have been $5 million under our prior accounting method, down $2 million versus first quarter 2004.

•	In accordance with SAB 107, issued March 2005, we present stock-based compensation within the same operating expense line items as cash compensation.

•	Operating expenses with and without stock-based compensation are as follows:

	Q1 2005			Q1 2004
	As Reported	Stock-Based Compensation	Net	As Reported	Stock-Based Compensation	Net
Operating Expenses (in millions):
Fulfillment	$166.6	$(3.6)	$163.0	$128.7	$(1.0)	$127.7
Marketing	44.6	(1.5)	43.1	34.2	(0.6)	33.6
Technology and content	91.8	(9.8)	82.0	58.4	(3.3)	55.1
General and administrative	46.4	(4.6)	41.8	29.6	(2.2)	27.4
Other operating expense (income)	1.3	—	1.3	(0.5)	—	(0.5)

Total operating expenses	$350.7	$(19.5)	$331.2	$250.4	$(7.1)	$243.3

Year-over-year Percentage Growth:
Fulfillment	29.4%		27.6%	16.3%		23.1%
Marketing	30.3		28.1	17.2		19.2
Technology and content	57.3		49.0	(9.2)		10.0
General and administrative	56.8		52.7	12.8		29.9

Percent of Net Sales:
Fulfillment	8.8%		8.6%	8.4%		8.3%
Marketing	2.3		2.3	2.2		2.2
Technology and content	4.8		4.3	3.8		3.6
General and administrative	2.4		2.2	1.9		1.8

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Fulfillment

•	Fulfillment costs include those costs incurred in operating and staffing our fulfillment and customer service centers, including costs attributable to buying, receiving, inspecting and warehousing inventories; credit card fees; and bad debt costs, including costs associated with our guarantee of certain third-party seller transactions. Fulfillment costs also include amounts paid to third parties, who assist us in fulfillment and customer service operations.

•	Credit card fees associated with third-party seller transactions are assessed on the gross purchase price of underlying transactions, and therefore represent a larger percentage of our recorded net revenue than credit card fees for our retail sales. Bad debt costs, including costs associated with our guarantee program, are also higher as a percentage of recorded net revenue versus our retail sales. Accordingly, these items negatively affect fulfillment costs as a percentage of net sales.

•	Fulfillment costs increased in absolute dollars and as a percentage of sales from the prior year due to variable costs corresponding with sales volume, our mix of product sales, credit card fees, and bad debt costs, including costs associated with our guarantee of certain third-party seller transactions. We expanded our fulfillment capacity in 2004 and plan to further expand our worldwide fulfillment capacity in 2005. We also recorded a charge of $5 million relating to certain North America fulfillment equipment removed from service in the first quarter which is classified as depreciation and amortization on our cash flow statement. We expect absolute amounts spent in fulfillment to increase over time.

Marketing

•	Marketing efforts include targeted online marketing channels, such as our Associates and Syndicated Stores programs, sponsored search, portal advertising, e-mail campaigns and other initiatives. Our marketing expenses are largely variable, based on growth in sales and changes in rates. To the extent there is increased or decreased competition for these traffic sources, or to the extent our mix of these channels shifts, we would expect to see a corresponding change in our marketing expense. While costs associated with free shipping are not included in marketing expense, we view our free-shipping offers as an effective worldwide marketing tool and intend to continue offering them indefinitely. We expect absolute amounts spent in marketing to increase over time.

Technology and Content

•	Technology and content expenses consist principally of payroll and related expenses for employees involved in development of our websites, including application development, editorial content, merchandising selection and systems and telecommunications support; costs associated with the systems and telecommunications infrastructure; and costs of acquired content.

•	Our spending in technology and content has increased as we are adding computer scientists and software engineers to continue to enhance the customer experience on our websites and those websites powered by us, and to improve our process efficiency. Additionally, we continue to invest in several areas of technology, including seller platforms, A9.com, web services, additional development centers and digital initiatives. We intend to continue investing in areas of technology and other initiatives and expect absolute dollars spent in technology and content to increase over time as we continue to add computer scientists and software engineers to our staff.

•	A significant majority of these technology costs are incurred in the U.S. and most of them are allocated to our North America segment.

•	We expense costs related to the development of internal-use software and website development other than those incurred during the application development stage. Costs incurred during the application development stage are capitalized and amortized over the two-year estimated useful life of the software. We capitalized $18 million of internal-use software costs, including $2 million associated with stock-based compensation, which is excluded from purchases of fixed assets on our consolidated statements of cash flows since it is stock based rather than cash; compared with $7 million a year ago. These amounts were partially offset by amortization of previously capitalized amounts of $10 million and $7 million.

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General and Administrative

•	General and administrative costs increased due to an $8 million charge related to possible settlements of outstanding litigation, as well as due to increases in payroll and related costs, professional fees and legal costs. We expect absolute dollars spent in general and administrative to increase over time.

Stock-Based Compensation

•	Prior to January 1, 2005, we accounted for stock-based awards under the intrinsic value method which resulted in compensation expense for restricted stock and restricted stock units at grant date fair value based on the number of shares granted and the quoted price of our common stock, and for stock options to the extent option exercise prices were set below market prices on the date of grant. Also, stock options granted subsequent to December 31, 2002 and stock-based awards subject to an exchange offer, other modifications, or performance criteria, were subject to variable accounting treatment.

•	We early adopted SFAS No. 123(R) as of January 1, 2005, which requires measurement of compensation cost for stock-based awards at grant date fair value. The fair value of restricted stock and restricted stock units is determined based on the number of shares granted and the quoted price of our common stock, while the fair value of stock options is determined using a Black-Scholes valuation model. The fair value is recognized as an expense over the service period, net of estimated forfeitures, using the accelerated method under SFAS 123(R). Because we implemented SFAS 123(R), we no longer have stock awards subject to variable accounting treatment.

•	The requirement of SFAS 123(R) to estimate future forfeitures resulted in a cumulative benefit from accounting change of $26 million which reflects the net cumulative impact of estimating forfeitures in the determination of period expense, rather than recording forfeitures when they occur as previously permitted.

•	Prior to our adoption of SFAS 123(R), cash retained as a result of excess tax deductions relating to stock-based compensation was presented in operating cash flows, along with other tax cash flows. SFAS 123(R) requires that these excess tax benefits be presented as financing cash inflows. Tax benefits resulting from stock-based compensation deductions in excess of amounts reported for financial reporting purposes were $1 million in the first quarter.

•	Stock-based awards generally vest over service periods of between three and six years.

•	Stock-based compensation was $19 million for the first quarter, primarily consisting of $12 million in expense for restricted stock unit awards and $7 million for stock options, substantially all of which were granted prior to October 2002. Under our previous accounting method, our first quarter stock-based compensation would have been $5 million.

•	Payroll tax expense resulting from exercises of stock-based awards is a cash expense and is not categorized as stock-based compensation.

•	We granted stock awards, substantially all of which have been restricted stock units since October 2002, of 0.5 million during the first quarter at a per-share weighted average fair value of $39. Our annual stock awards are granted in the second quarter.

•	At March 31, 2005, there were 434 million common shares and stock-based awards outstanding, up from 432 million at March 31, 2004. This total includes all stock-based awards outstanding, without regard for estimated forfeitures, consisting of vested and unvested awards, and in-the-money and out-of-the-money stock options.

•	At March 31, 2005, there were 24 million stock awards outstanding, consisting of 17 million stock options with a $13 weighted average exercise price and 7 million restricted stock units. At March 31, 2004 there were 27 million stock awards outstanding.

Other Operating Expense (Income)

•	Included in “Other operating expense (income)” are restructuring-related expenses or credits and amortization of other intangibles.

•	Amortization of other intangibles was $1 million for first quarter 2005, and is expected to be $3 million for the remainder of 2005, $4 million in both 2006 and 2007, and $2 million in 2008, based on intangibles as of March 31, 2005.

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•	We acquired certain companies in March 2005 for an aggregate cash purchase price of $18 million. The excess of purchase price over the fair value of the net assets acquired was $10 million and is classified as “Goodwill” on our consolidated balance sheets. Acquired other intangibles totaled $8 million and have estimated useful lives of between one and four years. The results of operations of each of the acquired businesses have been included in our consolidated results as of the closing date of acquisition. The effect of these acquisitions on consolidated net sales and operating income was not significant for the first quarter.

Operating Income

•	Our income from operations was $108 million, down from $110 million. This decrease is due to the $14 million impact resulting from our early adoption of SFAS 123(R), an $8 million charge related to possible settlements of outstanding litigation, and a $5 million loss for fulfillment assets removed from service during first quarter 2005. These items, and other operating expense increases, were partially offset by a 24% growth in net sales and a 27% increase in gross profit.

Other Income (Expense), Net

•	Other income of $3 million was primarily a foreign-currency gain on interest payable for our 6.875% PEACS.

Remeasurements and Other

•	Remeasurement of the principal amount of our 6.875% PEACS from Euros to U.S. Dollars resulted in a foreign-currency gain of $35 million, compared with a gain of $20 million.

•	Remeasurement of foreign-currency intercompany balances which are to be repaid amongst subsidiaries represented a $14 million loss, compared with a loss of $3 million.

Income Taxes and Deferred Tax Assets

•	Our first quarter 2005 effective tax rate was higher than the 35% statutory rate primarily due to taxable income associated with the first quarter 2005 transfer of certain assets from the U.S. to international locations. We expect these asset transfers to result in tax expense for financial reporting purposes above the statutory rate throughout 2005 and beneficially impact our effective tax rate over time. Since we have Net Operating Losses (“NOLs”) for tax purposes, these asset transfers will not have a significant effect on cash taxes paid, which we expect to be approximately $25 million in 2005, compared with $4 million in 2004.

•	SFAS 109 requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets including our recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income, the carry-forward periods available to us for tax reporting purposes, and other relevant factors. Significant judgment is required in making this assessment, and it is very difficult to predict when, if ever, our assessment may conclude that the remaining portion of our deferred tax assets are realizable.

•	At March 31, 2005, approximately $760 million of our gross deferred tax assets were related to approximately $2.4 billion of NOLs, the majority of which expire after 2016. Our NOL deferred tax assets are reduced by a valuation allowance of approximately $510 million due to uncertainty about their future realization. The remainder of our deferred tax assets relate to temporary timing differences between tax and financial reporting.

•	Substantially all of the unrealized $510 million NOL deferred tax assets, if realized, would be credited to “Stockholders’ equity” rather than results of operations for financial reporting purposes since they primarily relate to tax-deductible stock-based compensation in excess of amounts recognized for financial reporting purposes.

•	Classification of deferred tax assets between current and long-term asset categories is based on the expected timing of realization, and the valuation allowance is allocated ratably.

Net Income

•	We believe that our reported net income in first quarter 2005 should not be viewed, on its own, as a material positive event, and may not necessarily be predictive of our future results for a variety of reasons. For example, the remeasurement of our 6.875% PEACS and intercompany balances can result in significant gains and charges associated with the effect of movements in currency exchange rates. Accordingly, we encourage investors to evaluate the effect on our operating trends of these items since future changes in currency exchange rates may create significant variability in our future operating results.

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Foreign Exchange

•	As our financial reporting currency is the U.S. Dollar, our total sales, profit, and operating and free cash flows have benefited significantly the past eleven quarters from weakness in the U.S. Dollar in comparison to the currencies of our international websites. We believe it is important to also evaluate our growth rates after the effect of currency changes.

•	The effect on our consolidated statements of operations from year-over-year changes in exchange rates versus the U.S. Dollar throughout the period is as follows:

	Q1 2005			Q1 2004
	At Prior Year Rates (1)	Exchange Rate Effect (2)	As Reported	At Prior Year Rates (1)	Exchange Rate Effect (2)	As Reported
	(in millions, except per share amounts)
Net sales	$1,871.4	$30.2	$1,901.6	$1,442.9	$87.4	$1,530.3
Gross profit	452.1	6.4	458.5	343.7	17.1	360.8
Operating expenses	346.9	3.8	350.7	239.9	10.5	250.4
Operating income	105.2	2.6	107.8	103.8	6.6	110.4
Net interest expense and other	(17.6)	4.1	(13.5)	(19.0)	(2.4)	(21.4)
Remeasurements and other (3)	(5.9)	19.4	13.5	(0.1)	20.5	20.4
Income before income taxes	81.8	26.0	107.8	84.8	24.6	109.4
Net income	65.7	12.5	78.2	86.5	24.6	111.1
Diluted earnings per share	$0.15	$0.03	$0.18	$0.20	$0.06	$0.26

(1)	Represents the outcome that would have resulted had currency exchange rates in the current period been the same as those in effect in the comparable prior year period.
(2)	Represents the increase (decrease) in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.
(3)	Includes foreign-currency gains (losses) on remeasurement of 6.875% PEACS and intercompany balances, and realized currency-related gains associated with sales of Euro-denominated investments held by a U.S. subsidiary.

Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.

•	Our cash, cash equivalents, and marketable securities of $1.15 billion, at fair value, primarily consist of cash, commercial paper and short-term securities, asset-backed and agency securities, corporate notes and bonds and U.S. Treasury notes and bonds. Included are amounts held in foreign currencies of $605 million, primarily in Euros, British Pounds, and Yen.

•	We have pledged $78 million of our marketable securities as collateral primarily for standby letters of credit and property leases, compared with $86 million as of March 31, 2004.

•	“Accounts receivable, net and other current assets” includes accounts receivable from merchant partners, vendors and credit card companies, interest receivables and $16 million of prepaid expenses.

•	“Other assets” includes, among other things, $15 million of deferred issuance costs on long-term debt, $14 million of certain equity investments and $13 million of other intangibles, net.

•	“Unearned revenue” is recorded when payments are received from third parties in advance of our providing the associated service.

•	Amounts related to restructuring-related leases and other commitments due within twelve months are $4 million and are included in “Accrued expenses and other current liabilities,” and the remaining $8 million is included in “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of $19 million (we have signed sublease agreements for $12 million).

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•	“Accrued expenses and other current liabilities” includes, among other things, liabilities for gift certificates, marketing activities, and workforce costs, including accrued payroll, vacation, and other benefits.

•	“Long-term debt and other” primarily includes the following (in millions):

	Principal at Maturity		Interest Rate	Principal Due Date
Convertible Subordinated Notes	$900	(1)	4.750%	February 2009
Premium Adjustable Convertible Securities (“PEACS”)	635	(2)(3)	6.875%	February 2010

	$1,535	(4)

(1)	Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 101.9% of the principal, which decreases every February 1st by 47.5 basis points until maturity, plus any accrued and unpaid interest.
(2)	In March 2005 we redeemed an aggregate principal amount of $265 million, using funds held in a European currency, of our PEACS under our January 2004 debt repurchase authorization. No redemption premium was required. We recorded a charge of $4 million, classified in “Remeasurements and other,” consisting of $2 million in unamortized debt issuance costs and $2 million relating to unrealized losses from our currency swap which was terminated in 2003. Accrued and unpaid interest of $1 million was paid at redemption.
(3)	€490 million principal amount, convertible at the holders’ option into our common stock at €84.883 per share ($110.05 per share based on the U.S. Dollars per Euro exchange rate as of March 31, 2005). We have the right to redeem the PEACS, in whole or in part, by paying the principal amount, plus any accrued and unpaid interest. We do not hedge any portion of the PEACS. The U.S. Dollar equivalent principal, interest, and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio. Due to fluctuations in this exchange ratio, our principal debt obligation since issuance in February 2000 has increased by $152 million as of March 31, 2005.
(4)	The “if converted” number of shares associated with our convertible debt instruments (approximately 17 million total shares) are excluded from diluted shares as their effect is antidilutive.

Legal Proceedings

•	We previously reported class action complaints filed in 2001 by holders of our equity and debt securities alleging violations of the Securities Act of 1933 (the “1933 Act”) and the Securities Exchange Act of 1934 (the “1934 Act”). We recently signed a Stipulation of Settlement with respect to the 1934 Act claims and agreed in principle to settle the 1933 Act claims. If finalized and approved by the Court, these settlements would dispose of all claims asserted in these lawsuits in exchange for payments totaling $47.5 million, substantially all of which we expect to be funded by our insurers.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expenses (income), each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•	The North America segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.com and www.amazon.ca; from North America focused Syndicated Stores, such as www.cdnow.com; from our mail-order tool catalog phone orders; from our Amazon Prime membership program; and from non-retail activities such as North America-focused Merchant.com, marketing, and promotional agreements. This segment includes export sales from www.amazon.com and www.amazon.ca.

•	The International segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, and since September 2004, www.joyo.com; from internationally focused Syndicated Stores; from our DVD rental service in the U.K.; and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from these internationally based sites (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

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•	We provide supplemental sales information within each segment for three categories: “Media,” “Electronics and other general merchandise,” and “Other.” Media consists of amounts earned from DVD rental and retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software, video games, and video game consoles. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics and office, camera and photo, toys and baby, tools, home and garden, apparel, sports and outdoors, kitchen and housewares, gourmet food, jewelry, health and personal care, beauty, and musical instruments. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities, such as our co-branded credit card program.

•	Operating cycle is number of days of sales in inventory plus number of days of sales in accounts receivable minus accounts payable days. Inventory days are calculated as the quotient of inventory to cost of sales, multiplied by the number of days in the period. Accounts payable days are calculated as the quotient of accounts payable to cost of sales, multiplied by the number of days in the period. Inventory turns are calculated as the quotient of cost of sales to average inventory over five quarters.

•	References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our websites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops, and our Merchants@, Syndicated Stores programs, but exclude DVD rental customers, customers associated with certain of our acquisitions (including Joyo.com customers), Merchant.com program customers, Amazon.com Payments customers, our catalog customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. A customer is considered active when they have placed an order during the preceding twelve-month period.

•	References to sellers or merchants mean active seller accounts, which are established when a seller receives an order from a customer account. Seller accounts include sellers in Amazon Marketplace, Auctions, zShops, and Merchants@ platforms, but exclude Merchant.com sellers. A seller is considered active when they have received an order during the preceding twelve-month period.

•	References to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, and www.amazon.ca—and at Syndicated Stores domains, as well as Amazon.com-owned items sold through catalogs and at non-Amazon.com domains, such as books, music, and DVD/video items ordered from Amazon.com’s store at www.target.com. Units sold do not include units associated with certain of our acquisitions (including Joyo.com units), Amazon.com gift certificates or DVD rentals.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir

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